Exhibit 5.2

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

September 29, 2017

Talend S.A.

9, rue Pages

92150 Suresnes

France

Re: Talend S.A.—Registration Statement on Form F-3

Ladies and Gentlemen:

At your request, we have acted as special United States counsel with respect to the Registration Statement on Form F-3 (the “Registration Statement”) filed by Talend S.A., a French société anonyme (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the proposed offer, issuance and sale by the Company, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”) of (a) shares of the Company’s ordinary shares, nominal value €0.08 per share (the “Ordinary Shares”), (b) shares of the Company’s preferred shares, nominal value €0.08 per share (the “Preferred Shares”), (c) the Company’s senior and subordinated debt securities (the “Debt Securities”), (d) warrants to purchase Ordinary Shares, Preferred Shares or combination thereof (the “Warrants”) or (e) units (the “Units”) consisting of Ordinary Shares, Preferred Shares, Debt Securities and/or Warrants or any combination of the foregoing.  The maximum aggregate offering price of the Ordinary Shares, Preferred Shares, Debt Securities, Warrants and Units (the “Securities”) sold pursuant to the Registration Statement shall not exceed $100,000,000.00.

The Debt Securities are to be issued pursuant to an indenture (the “Indenture”) that has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be identified (the “Trustee”).  The Debt Securities are to be issued in the form contemplated by the Indenture.  The Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series, including, without limitation, in connection with the issuance of any subordinated Debt Securities (each, a “Supplemental Indenture”).  The Securities are to be sold pursuant to a purchase, underwriting, placement agency or similar agreement in substantially the form to be filed under a Report on Form 6-K.

AUSTIN      BEIJING      BOSTON     BRUSSELS      HONG KONG      LOS ANGELES      NEW YORK      PALO ALTO      SAN DIEGO      SAN FRANCISCO      SEATTLE      SHANGHAI      WASHINGTON, DC      WILMINGTON, DE

Talend S.A.

September 29, 2017

We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and that each party has the power and authority to execute, deliver and perform its obligations under any such agreements; (h) any Debt Securities and, to the extent they include any Debt Security, the Units will be governed, in whole or in part by, and construed in accordance with, the laws of the State of New York and the Securities are each valid, binding and enforceable agreements of each party thereto (other than the Company with respect to New York law); and (i) any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We have further assumed that (a) the Company is a société anonyme validly existing under the laws of the French Republic, (b) the Indenture and each series of Debt Securities will have been authorized by all necessary corporate action of the Company, (c) the Units, to the extent they include any Debt Security, will have been issued by the Company under the laws of the French Republic, and (d) the execution, delivery, performance and compliance with the terms and provisions of the Indenture, each series of Debt Securities, or the terms of the definitive purchase, underwriting, placement agency or similar agreement applicable to the Units by the Company will not violate or conflict with the laws of the French Republic or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Company or its properties.

Based on the foregoing, we are of the opinion that:

1.              With respect to Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture, and the Company has filed the Form T-1 for the Trustee with the Commission, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee in accordance with applicable law, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company (the “Board”) and/or its shareholders’ meeting, as applicable, has taken all

Talend S.A.

September 29, 2017

necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with applicable law, the provisions of the Indenture, and the applicable definitive purchase, underwriting, unit, placement agency or similar agreement approved by the Board, or upon conversion or exercise of any Units to purchase Debt Securities or the instrument governing such Unit providing for such conversion or exercise of any other Unit to purchase Debt Securities, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

2.              With respect to the Units for Debt Securities (the “Debt Units”), when both: (a) the Board and/or the shareholders’ meeting of the Company, as applicable, has taken all necessary corporate action to approve the issuance and terms of the Debt Units (including the Debt Securities underlying the Debt Units) and related matters; and (b) the Debt Units (and the Debt Securities underlying the Debt Units) have been issued, sold and delivered in accordance with applicable law against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company in accordance with applicable law and any applicable unit or other agents, then the Debt Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

Talend S.A.

September 29, 2017

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York (including the statutory provisions and all applicable judicial decisions interpreting those laws), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction, including in particular the laws of the French Republic.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.  In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,
/s/ Wilson Sonsini Goodrich & Rosati
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation